SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2004

FIDELITY NATIONAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9396	86-0498599

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Riverside Avenue, Jacksonville, Florida	32204

(Address of Principal Executive Offices)	(Zip Code)

(904) 854-8100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed, since last report)

Item 5. Other Events
SIGNATURES
EXHIBIT INDEX
Exhibit 99.1

Item 5. Other Events

     On February 9, 2004, Fidelity National Financial, Inc., a Delaware Corporation (“Fidelity”), announced that it signed a definitive agreement to purchase Aurum Technology, Inc. In accordance with Rule 135c under the Securities Act of 1933, attached as Exhibit 99.1 is the press release that Fidelity issued on February 9, 2004 concerning the acquisition.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIDELITY NATIONAL FINANCIAL, INC.

Dated: February 10, 2004	By:	/s/ ALAN L. STINSON

Alan L. Stinson
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release of Fidelity National Financial, Inc., dated February 9, 2004